UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2017
Preferred Apartment Communities, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34995	27-1712193
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3284 Northside Parkway NW, Suite 150, Atlanta, Georgia	30327
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 818-4100

(Former name or former address, if changed since last report)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

On July 1, 2016, PAC City Vista Apartments, LLC, an indirect, wholly-owned subsidiary of Preferred Apartment Communities Operating Partnership, L.P. ("PAC-OP"), converted a portion of the outstanding principal balance of its real estate loan investment into an approximate 96% equity ownership interest in a joint venture (the "Transaction") that owns a 272-unit apartment community in Pittsburgh, Pennsylvania ("City Vista"). Preferred Apartment Communities, Inc. (the "Company") is the general partner of, and owner of an approximate 96.5% interest in, PAC-OP.

This Current Report on Form 8-K is filed to provide certain financial information related to the Transaction required by Item 9.01(a) and (b) of Form 8-K.

Item 9.01    Financial Statements and Exhibit

(a)	Financial Statements of Businesses Acquired.

City Vista	F-1
Independent Auditor's Report	F-2
City Vista Statements of Revenues and Certain Expenses for the six-month period ended June 30, 2016 (unaudited) and the year ended December 31, 2015	F-3
Notes to City Vista Statements of Revenues and Certain Expenses	F-4

(b)	Pro Forma Financial Information.

Unaudited Pro Forma Consolidated Financial Statements	F-6
Unaudited Pro Forma Consolidated Statement of Operations for the six-month period ended June 30, 2016	F-7
Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2015	F-8
Notes to Unaudited Pro Forma Consolidated Financial Statements	F-9

(c)    Exhibit

23.1    Consent of Moore, Colson & Company, P.C.

CITY VISTA
STATEMENTS OF REVENUES AND CERTAIN EXPENSES

WITH INDEPENDENT AUDITOR’S REPORT
FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 2016 (UNAUDITED)

AND THE YEAR ENDED DECEMBER 31, 2015

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Stockholders of
Preferred Apartment Communities, Inc.
Atlanta, Georgia

We have audited the accompanying statement of revenues and certain expenses of City Vista for the year ended December 31, 2015, and the related notes to the statement of revenues and certain expenses.

Management’s Responsibility for the Statement of Revenues and Certain Expenses

Management is responsible for the preparation and fair presentation of the statement of revenues and certain expenses in conformity with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the statement of revenues and certain expenses that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the statement of revenues and certain expenses based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the statement of revenues and certain expenses. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the statement of revenues and certain expenses, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the statement of revenues and certain expenses in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the statement of revenues and certain expenses.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the statement of revenues and certain expenses referred to above presents fairly, in all material respects, the revenues and certain expenses described in Note 2 of City Vista’s statement of revenues and certain expenses for the year ended December 31, 2015, in conformity with U.S. generally accepted accounting principles.

Emphasis of Matter

We draw attention to Note 2 to the statement of revenues and certain expenses, which describes that the accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations under Rule 3-14 of Regulation S-X of the Securities and Exchange Commission (for inclusion in the Form 8-K of Preferred Apartment Communities, Inc.) and is not intended to be a complete presentation of City Vista’s revenues and expenses. Our opinion is not modified with respect to this matter.

/s/ Moore, Colson & Co., P.C.
Marietta, Georgia
February 7, 2017

City Vista
Statements of Revenues and Certain Expenses

	Six months ended June 30, 2016 (unaudited)	Year ended December 31, 2015
REVENUES:
Rental revenue	$2,100,576	$2,113,271
Other income	108,794	162,764

TOTAL REVENUES	2,209,370	2,276,035

CERTAIN EXPENSES:
Salaries and employee benefits	206,006	408,702
Repairs and maintenance	122,401	168,250
Utilities	49,752	215,342
Property management fees	63,969	89,150
Real estate taxes	353,962	568,465
Property insurance	31,832	58,807
General and administrative expenses	118,221	350,514

TOTAL CERTAIN EXPENSES	946,143	1,859,230

REVENUES IN EXCESS OF CERTAIN EXPENSES	$1,263,227	$416,805

See accompanying Notes to Statements of Revenues and Certain Expenses.

CITY VISTA
NOTES TO THE STATEMENTS OF REVENUES AND CERTAIN EXPENSES
FOR THE SIX MONTHS ENDED JUNE 30, 2016 (UNAUDITED)
AND THE YEAR ENDED DECEMBER 31, 2015

1.    DESCRIPTION OF REAL ESTATE PROPERTY ACQUIRED
Preferred Apartment Communities, Inc. (the “Company”) was formed as a Maryland corporation on September 18, 2009, and has elected to be taxed as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended, effective with its tax year ended December 31, 2011. The Company was formed primarily to acquire and operate multifamily property in select targeted markets throughout the United States. The Company is a majority owner in Preferred Apartment Communities Operating Partnership, L.P., which in partial support of the development of a 272-unit multifamily community located in Pittsburgh, Pennsylvania (“City Vista” or the “Property”), held a real estate investment loan of approximately $16.1 million to Oxford City Vista Development LLC (the "Developer"), of which the Company converted $12.5 million on July 1, 2016 to an approximate 96% equity interest in a joint venture which controls the property. The remaining balance of the loan was repaid at the closing by the developer. The accompanying Statements of Revenues and Certain Expenses for the six-month period ended June 30, 2016 and the year ended December 31, 2015 of City Vista represent revenues and results of operations for the periods preceding the acquisition of the equity interest. Prior to July 1, 2016, the Seller was responsible for the accounting and management decisions of City Vista.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A.    Basis of Presentation

The accompanying Statements of Revenues and Certain Expenses have been prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended, and accordingly, are not representative of the actual results of operations of the Property, due to the exclusion of the following which may not be comparable to the proposed future operations of City Vista:

•	Depreciation expense

•	Interest expense, including amortization of mortgage loan origination costs, and

•	Other miscellaneous expenses not directly related to the proposed future operations of the Property.

Except as noted above, management is not aware of any material factors relating to the Property that would cause the reported financial information not to be indicative of future operating results. In the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for the fair presentation of the Statements of Revenues and Certain Expenses have been included.

The Statement of Revenues and Certain Expenses and notes thereto for the six-month period ended June 30, 2016 included in this report are unaudited. Interim results are not necessarily indicative of results for a full year.

B.    Use of Estimates

The preparation of the Statements of Revenues and Certain Expenses in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of revenues and certain expenses. Actual results could differ from those estimates.
C.    Revenue Recognition
The Property is leased under operating leases with terms generally of one year or less. Rental revenue for residential leases, which include periods of free rent and/or scheduled increases in rental rates over the term of the lease, are recognized on a straight‑line basis.

CITY VISTA
NOTES TO THE STATEMENTS OF REVENUES AND CERTAIN EXPENSES
FOR THE SIX MONTHS ENDED JUNE 30, 2016 (UNAUDITED)
AND THE YEAR ENDED DECEMBER 31, 2015

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
D.    Operating Expenses
Operating expenses represent the direct expenses of operating the Property and consist primarily of salaries and employee benefits, repairs and maintenance, utilities, property management fees, real estate taxes, property insurance and other miscellaneous operating expenses that are expected to continue in the proposed future operations of the Property.
E.    Advertising Costs
Advertising costs are expensed when incurred. Advertising costs for the six-month period ended June 30, 2016 and the year ended December 31, 2015 totaled $72,046 (unaudited) and $245,014 respectively and are included in general and administrative expenses.
F.    Subsequent Events
The Company has evaluated events through February 7, 2017, the date the Statements of Revenues and Certain Expenses were available to be issued and concluded that no subsequent events have occurred that would require recognition in the Statement of Revenues and Certain Expenses or disclosure in the Notes to the Statements of Revenues and Certain Expenses.

3.    COMMITMENTS AND CONTINGENCIES

Liabilities for loss contingencies arising from claims, assessments, litigation, fines, penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred. There is no material litigation nor to management's knowledge is any material litigation currently threatened against the Property other than routine litigation, claims and administrative proceedings arising in the ordinary course of business.

4.    MANAGEMENT AGREEMENT

During the period prior to the acquisition of City Vista by the Company, a property management fee was charged based on the greater of a fixed minimum monthly dollar amount of 3% of gross rental income. For the six-month period ended June 30, 2016 and the year ended December 31, 2015, property management fees of $63,969 (unaudited) and $89,150, respectively, were charged to operations.

5.    CONCENTRATION OF RISK

City Vista is located in Pittsburgh, Pennsylvania. The Company’s concentration of assets in this city is subject not only to the risks of real property ownership but also local and national economic growth trends.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The accompanying Unaudited Pro Forma Consolidated Statements of Operations of the Company are presented for the six-month period ended June 30, 2016 and the year ended December 31, 2015 (the "Pro Forma Periods"), and illustrate the estimated effects of the acquisition of City Vista as if it had occurred on January 1, 2015.

The acquisition of City Vista occurred on July 1, 2016 and is reflected in the Company's actual historical balance sheet as of September 30, 2016. An Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2016 is therefore not presented.

This unaudited pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company's financial results as if the transactions reflected herein had occurred on the date or been in effect during the period indicated. This pro forma consolidated financial information should not be viewed as indicative of the Company's financial results in the future and should be read in conjunction with the Company's financial statements as filed on Form 10-K for the year ended December 31, 2015 and on Form 10-Q for the interim period ended September 30, 2016.

Preferred Apartment Communities, Inc.
Unaudited Pro Forma Consolidated Statement of Operations
for the Six Months Ended June 30, 2016

	PAC REIT Historical (See note 1)	Acquired City Vista (See note 1)	Other Pro Forma Adjustments (See note 1)		PAC REIT Pro Forma
Revenues:
Rental revenues	$59,222,337	$2,100,576	$—		$61,322,913
Other property revenues	8,068,443	108,794	—		8,177,237
Interest income on loans and notes receivable	13,789,883	—	(1,168,816)	AA	12,621,067
Interest income from related parties	6,509,062	—	—		6,509,062
Total revenues	87,589,725	2,209,370	(1,168,816)		88,630,279

Operating expenses:
Property operating and maintenance	8,378,285	172,153	—		8,550,438
Property salary and benefits reimbursement to
related party	4,880,068	206,006	—		5,086,074
Property management fees	2,584,430	63,969	24,406	BB	2,672,805
Real estate taxes	10,668,049	353,962	—		11,022,011
General and administrative	2,111,472	118,221	—		2,229,693
Equity compensation to directors and
executives	1,229,292	—	—		1,229,292
Depreciation and amortization	33,316,701	—	1,062,347	CC	34,379,048
Acquisition and pursuit costs	5,143,271	—	(481)	DD	5,142,790
Acquisition fees to related parties	385,056	—	—		385,056
Asset management fees to related party	5,725,077	—	144,818	EE	5,869,895
Insurance, professional fees and other expenses	2,878,495	31,832	—		2,910,327
Total operating expenses	77,300,196	946,143	1,231,090		79,477,429
Contingent asset management and general and
administrative expense fees	(721,285)	—	—		(721,285)

Net operating expenses	76,578,911	946,143	1,231,090		78,756,144

Operating income (loss)	11,010,814	1,263,227	(2,399,906)		9,874,135
Interest expense	18,454,331	—	707,635	FF	19,161,966

Net (loss) income before gain on real estate	(7,443,517)	1,263,227	(3,107,541)		(9,287,831)
Gain on real estate	4,271,506	—	—		4,271,506
Net (loss) income	(3,172,011)	1,263,227	(3,107,541)		(5,016,325)
Consolidated net loss attributable to
non-controlling interests	80,600	—	57,911	GG	138,511

Net (loss) income attributable to the Company	(3,091,411)	1,263,227	(3,049,630)		(4,877,814)

Dividends declared to Series A preferred
stockholders	(17,326,017)	—	—		(17,326,017)
Earnings attributable to unvested restricted stock	(6,275)	—	—		(6,275)

Net (loss) income attributable to common stockholders	$(20,423,703)	$1,263,227	$(3,049,630)		$(22,210,106)

Net loss per share of Common Stock available to
common stockholders, basic and diluted	$(0.88)				$(0.96)

Weighted average number of shares of Common
Stock outstanding, basic and diluted	23,154,702				23,154,702

The accompanying notes are an integral part of this pro forma consolidated financial statement.

Preferred Apartment Communities, Inc.
Unaudited Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2015

	PAC REIT Historical (See note 1)	Acquired City Vista (See note 1)	Other Pro Forma Adjustments (See note 1)		PAC REIT Pro Forma
Revenues:
Rental revenues	$69,128,280	$2,113,271	$—		$71,241,551
Other property revenues	9,495,522	162,764	—		9,658,286
Interest income on loans and notes receivable	23,207,610	—	(2,184,420)	AA	21,023,190
Interest income from related parties	7,474,100	—	—		7,474,100
Total revenues	109,305,512	2,276,035	(2,184,420)		109,397,127

Operating expenses:
Property operating and maintenance	10,878,872	383,592	—		11,262,464
Property salary and benefits reimbursement to related
party	5,885,242	408,702	—		6,293,944
Property management fees	3,014,801	89,150	1,891	BB	3,105,842
Real estate taxes	9,934,412	568,465	—		10,502,877
General and administrative	2,285,789	350,514	—		2,636,303
Equity compensation to directors and executives	2,362,453	—	—		2,362,453
Depreciation and amortization	38,096,334	—	4,136,972	CC	42,233,306
Acquisition and pursuit costs	4,186,092	—	—		4,186,092
Acquisition fees to related parties	4,967,671	—	—		4,967,671
Asset management fees to related party	7,041,226	—	290,970	DD	7,332,196
Insurance, professional fees and other expenses	3,568,356	58,807	—		3,627,163
Total operating expenses	92,221,248	1,859,230	4,429,833		98,510,311
Asset management and general and administrative
expense fees deferred	(1,805,478)		—		(1,805,478)

Net operating expenses	90,415,770	1,859,230	4,429,833		96,704,833

Operating income (loss)	18,889,742	416,805	(6,614,253)		12,692,294
Interest expense	21,315,731	—	1,418,439	EE	22,734,170

Net (loss) income	(2,425,989)	416,805	(8,032,692)		(10,041,876)
Consolidated net loss attributable to
non-controlling interests	25,321	—	94,437	FF	119,758

Net (loss) income attributable to the Company	(2,400,668)	416,805	(7,938,255)		(9,922,118)

Dividends declared to Series A preferred stockholders	(18,751,934)	—	—		(18,751,934)
Earnings attributable to unvested restricted stock	(19,256)	—	—		(19,256)

Net (loss) income attributable to common stockholders	$(21,171,858)	$416,805	$(7,938,255)		$(28,693,308)

Net loss per share of Common Stock available to
common stockholders, basic and diluted	$(0.95)				$(1.29)

Weighted average number of shares of Common Stock
outstanding, basic and diluted	22,182,971				22,182,971

The accompanying notes are an integral part of this pro forma consolidated financial statement.

Preferred Apartment Communities, Inc.
Notes to Unaudited Pro Forma Consolidated Financial Statements

1.    Basis of Presentation

Preferred Apartment Communities, Inc. was formed as a Maryland corporation on September 18, 2009, and elected to be taxed as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended, or the Code, effective with its tax year ended December 31, 2011. Unless the context otherwise requires, references to the "Company", "we", "us", or "our" refer to Preferred Apartment Communities, Inc., together with its consolidated subsidiaries, including Preferred Apartment Communities Operating Partnership, L.P., or the Operating Partnership. The Company was formed primarily to acquire and operate multifamily properties in select targeted markets throughout the United States. As part of its business strategy, the Company may enter into forward purchase contracts or purchase options for to-be-built multifamily communities and may make real estate loans, provide deposit arrangements, or provide performance assurances, as may be necessary or appropriate, in connection with the development of multifamily communities and other properties. As a secondary strategy, the Company may acquire or originate senior mortgage loans, subordinate loans or real estate loans secured by interests in multifamily properties, membership or partnership interests in multifamily properties and other multifamily related assets and invest a lesser portion of its assets in other real estate related investments, including other income producing property types, senior mortgage loans, subordinate loans or real estate loans secured by interests in other income-producing property types, membership or partnership interests in other income-producing property types as determined by its Manager (as defined below) as appropriate for the Company. The Company is externally managed and advised by Preferred Apartment Advisors, LLC, or its Manager, a Delaware limited liability company and a related party.

On July 1, 2016, the Company converted $12.5 million of the outstanding principal balance of its real estate loan investment into an approximate 96% equity ownership interest in a joint venture (the "Transaction") that owns a 272-unit apartment community in Pittsburgh, Pennsylvania ("City Vista").

The Unaudited Pro Forma Consolidated Statement of Operations for the six-month period ended June 30, 2016 includes four columns. The first column labeled "PAC REIT Historical" represents the actual results of operations for the six-month period ended June 30, 2016. The second column, entitled "Acquired City Vista" represents the historical revenues and operating expenses of the assets underlying City Vista for the six-month period ended June 30, 2016. The third column, entitled "Other Pro Forma Adjustments" represents the pro forma adjustments required to reflect the acquisition of City Vista as described in note 2. The fourth column, entitled "PAC REIT pro forma" presents the combined pro forma results of operations of the Company for the six-month period ended June 30, 2016.

The Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2015 also includes four columns and follows the same approach described above.

The results presented on the Unaudited Pro Forma Consolidated Statements of Operations assume these acquisitions closed on January 1, 2015 and present pro forma operating results for the six-month period ended June 30, 2016 and the year ended December 31, 2015. These Unaudited Pro Forma Consolidated Statements of Operations should not be considered indicative of future results. The acquisition of City Vista occurred on July 1, 2016 and is reflected in the Company's actual historical balance sheet as of September 30, 2016. An Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2016 is therefore not presented.

2.     Adjustments to Unaudited Pro Forma Consolidated Statements of Operations

The adjustments to the Unaudited Pro Forma Consolidated Statement of Operations for the six-month period ended June 30, 2016 are as follows:

(AA)    The Company partially supported the development and construction of City Vista via a real estate loan in the amount of approximately $16.1 million to the developer of the property. The loan required monthly payments of current interest of 8% per annum and accrued an additional deferred amount of interest of 6% per annum. The consideration for the 96% equity ownership interest in the controlling joint venture was the extinguishment of $12.5 million of the loan; the remainder was repaid at the closing by the developer. Since the pro forma acquisition was assumed to have occurred on January 1, 2015, a pro forma adjustment is necessary to remove current and deferred interest on the loan recorded by the Company for the six-month period ended

Preferred Apartment Communities, Inc.
Notes to Unaudited Pro Forma Consolidated Financial Statements

June 30, 2016.

(BB)    Effective with the purchase of City Vista by the Company, the property management functions were assumed by Preferred Residential Management, an affiliate of the Company and the property management fee was calculated as 4% of monthly gross rental income, as stipulated in the Sixth Amended and Restated Management Agreement (the "Management Agreement"). The pro forma adjustment reflects this additional cost burden on City Vista's operations.

(CC)    Reflected in the pro forma adjustment is the Company's estimate of the depreciation charges that would have been incurred by City Vista. The adjustments utilize a straight-line depreciation method using 49 year remaining useful lives for buildings, nine years for site improvements and five to ten years for acquired furniture, fixtures and equipment.

(DD)    The Company had recorded due diligence costs related to City Vista during the six months ended June 30, 2016 of $481. These costs are removed for pro forma purposes.

(EE)    The estimated asset management fee is based on 0.5% of the total value of the Company's assets based on their adjusted cost before reduction for depreciation, amortization, impairment charges and cumulative acquisition costs charged to expense in accordance with GAAP (adjusted cost will include the purchase price, acquisition expenses, capital expenditures and other customarily capitalized costs). In calculating the estimated asset management fee, the Company used the total acquired assets from City Vista, as adjusted, plus the pro forma loan coordination fees incurred. In addition, a similar adjustment is included for general and administrative expense fees, recorded as 2% of gross revenues of City Vista for the six-month period ended June 30, 2016.

(FF)    Reflected in the pro forma adjustment is the Company's estimate of interest expense on $36.0 million of mortgage debt, the amortization of associated debt issuance costs and pro forma loan coordination fees. The mortgage matures on July 1, 2026 and accrues interest at a fixed rate of 3.68% per annum.

(GG)      Outstanding Class A Units of the Operating Partnership become entitled to pro-rata distributions of profit and allocations of loss as non-controlling interests of the Operating Partnership. The weighted-average percentage of ownership by the non-controlling interests was approximately 3.14% for the six-month period ended June 30, 2016. This adjustment reflects the pro-rata adjustment to the amount of net income (loss) attributable to the non-controlling interests.

The adjustments to the Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2015 are as follows:

(AA)    Since the pro forma acquisition was assumed to have occurred on January 1, 2015, a pro forma adjustment is necessary to remove current and deferred interest on the loan recorded by the Company for the twelve-month period ended December 31, 2015.

(BB)    Effective with the purchase of City Vista by the Company, the property management functions were assumed by Preferred Residential Management, an affiliate of the Company and the property management fee was calculated as 4% of monthly gross rental income, as stipulated in the Sixth Amended and Restated Management Agreement (the "Management Agreement"). The pro forma adjustment reflects this additional cost burden on City Vista's operations.

(CC)    Reflected in the pro forma adjustment is the Company's estimate of the depreciation and amortization charges that would have been incurred by City Vista. The adjustments for the twelve-month period ended December 31, 2015 utilize a straight-line depreciation method using 49 year remaining useful lives for buildings, nine years for site improvements and five to ten years for acquired furniture, fixtures and equipment. Also included is the amortization of the estimated fair value of the acquired intangible leases in place for City Vista, which are assumed to have amortized in full during the pro forma 2015 period.

Preferred Apartment Communities, Inc.
Notes to Unaudited Pro Forma Consolidated Financial Statements

(DD)    The estimated asset management fee is based on 0.5% of the total value of the Company's assets based on their adjusted cost before reduction for depreciation, amortization, impairment charges and cumulative acquisition costs charged to expense in accordance with GAAP (adjusted cost will include the purchase price, acquisition expenses, capital expenditures and other customarily capitalized costs). In calculating the estimated asset management fee, the Company used the total acquired assets from City Vista, as adjusted, plus the pro forma loan coordination fees incurred. In addition, a similar adjustment is included for general and administrative expense fees, recorded as 2% of gross revenues of City Vista for the twelve-month period ended December 31, 2015.

(EE)    Reflected in the pro forma adjustment is the Company's estimate of interest expense for the twelve-month period ended December 31, 2015 on $36.0 million of mortgage debt, the amortization of associated debt issuance costs and pro forma loan coordination fees.

(FF)      Outstanding Class A Units of the Operating Partnership become entitled to pro-rata distributions of profit and allocations of loss as non-controlling interests of the Operating Partnership. The weighted-average percentage of ownership by the non-controlling interests was approximately 1.24% for the twelve months ended December 31, 2015. This adjustment reflects the pro-rata adjustment to the amount of net income (loss) attributable to the non-controlling interests.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREFERRED APARTMENT COMMUNITIES, INC. (Registrant)

Date: February 7, 2017	By:	/s/ Jeffrey R. Sprain
Jeffrey R. Sprain
General Counsel and Secretary